Exhibit 4.10
[logo:] SANTANDER

[handwritten: Po 2209509 – Doc 984215 - GMB]

AMENDMENT TO Contract of Transfer of Resources Funded Abroad in Reais No. 230192809

I. Type of Contract
Execution Date: 08/31/2009	Expiration Date: 12/30/2009	Value of the Contract (“Principal”) R$ 184,813,000.00
II. Parties
BANK	: Banco Santander (Brasil) S/A
CNPJ/MF [Tax No.]	: 90.400.888/0001-42
Address	: Rua Amador Bueno, 474 – Santo Amaro
City/State	: São Paulo – SP
BORROWER: TIM CELULAR S/A
CNPJ/MF [Tax No.]	: 04.206.050/0001-80
Address	: Av. Giovani Gronchi, 7143 – Vila Andrade
City/State	: São Paulo – SP
GUARANTOR: Void
CNPJ/CPF [Tax No.]	:

GUARANTOR: Void
CNPJ/CPF [Tax No.]	:

GUARANTOR: Void
CNPJ/CPF [Tax No.]	:

Whereas the above qualified parties, on 8/31/2009, signed the International Monetary Transfer Contract in Reais No. 230192809 (“Contract”);

Whereas, by these presents, the parties intend to amend certain conditions of Contract;

The parties herein resolve to amend the following terms:

1.	As of 12/30/2009, the following items of the preamble to the Contract are hereby amended as follows:

Contract Extension Information
Term – in days	Maturity Date:	Value of the Principal Extended
547 counting from 12/30/2009	6/30/2011	R$ 150,000,000.00
Interest Rate:

( ) Fixed Rate:  % a year, equivalent to % a month, calculated exponentially “pro-rata temporis” (capitalized) considering a     -day year.

(X) Floating rates:
Monetary correction parameter: 108.00% of the CDI – Certificado de Depósito Interbancário [ID - Interbank Deposit Certificate] rate
Fixed Rate: 0.00% a year, equivalent to 0.00% a month, calculated exponentially “pro-rata temporis” (capitalized) considering a     -day year.

Value of Principal to be liquidated on 12/30/2009

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

R$ 34,813,000.00

2.  The following conditions shall apply to the interests and finance charges accumulated until 12/30/2009:

Payment of financial interests and charges:

(  ) Financial Interests and charges will be incorporated to the Value of the Extended Principal, with the new value of the Contract to become the sum of these two amounts

(X) Payment  on 12/30/2009

Value of interests and charges accumulated until 12/30/2009: (X) To be accumulated according to the criterion stipulated under the Contract ( ) R$

3.    In case of liquidation of interests and finance charges, or amortization of the Principal, the BORROWER hereby irrevocably and irreversibly authorizes the BANK to debit the respective amounts from its checking account.

4.    In case it is applicable to the Contract, as indicated herein, the Floating Interest Rate, the finance charges will accrue on the new value of the Contract as stipulated herein, starting on 12/30/2009 until the maturity date, according to the conditions set forth in clause I above, meaning: (i) monetary correction parameter, and (ii) fixed interest rates.

4.1.  The “rate adjustment parameter” will be calculated exponentially and cumulatively “pro rata temporis” through the accumulation of the ID Rate (as defined below) posted for each business day of the period from the date the funds are released (included) until the date(s) of the respective maturity date(s) (excluded), each one multiplied by the percentage defined in the preamble. The rate adjustment will accrue on the amount effectively owed by the BORROWER.

4.1.1.  For the purpose of this Contract, the ID Rate is the average daily rate of Interbank Deposits for 1 (one) day, called overnight ID rate “Extra Group,” calculated and posted daily by CETIP – Central de Custódia e de Liquidação de Títulos [Clearing House for the Custody and Financial Settlement of Securities] expressly in percentage form per year, based on a 252 (two hundred and fifty-two) business-day year.

4.1.2.  In the event the ID Rates have not been posted up to the date of the effective payment of the charges, thus making impossible to calculate the final amount owed, a temporary calculation will be made on the date of payment using the latest ID Rate posted as substitute parameter.

4.1.3.  On the posting date of the final ID Rates, if not published before the effective payment date of the debt balance, a new calculation will be made using the final rates. Once the eventual difference between the temporary and the final rates is calculated, the ID earning as described in the preamble of this clause will accrue on such difference, counting from the date of the temporary payment (included) until the date of the posting of the final ID Rates (excluded). In this case, the payment of the calculated difference, duly added of the ID Tax earning, must be made by the BORROWER or by the BANK, depending on the case, on the date the final rates are published.

2
Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

4.1.4.  In the event of extinction, suppression, or inapplicability of the ID Rate, during the period in which the ID Rate cannot be used, we will use the variation of the average weighted and adjusted rate of financing operations for one day, backed by federal bonds, and ran through the SELIC – Sistema Especial de Liquidação e de Custódia [Special System for Settlement and Custody], or through the assets clearing and settlement house, as repurchase agreements, published by the Central Bank of Brazil.

4.2.  According to the terms of clause 1, exponentially calculated fixed interests may accrue on the value of the operation, duly updated by the “monetary correction parameter” under clause 4.1. above.

5.   The contracted terms under this amendment will take effect on 12/30/2009.

6.   This amendment does not constitute contract novation; therefore the parties do not have the right to novate the obligations assumed under the Contract amended herein, and for all legal purposes said Contract shall become an integral and supplemental part thereof.

7.    The undersigned parties expressly declare that they have full knowledge of the terms of the Contract amended herein and are in joint agreement with such terms.

8.    For the purpose of this instrument, the only provisions considered valid are those which fields were duly marked / filled.

9.    All remaining clauses and conditions of the Contract that have not been expressly changed by this amendment Instrument are hereby ratified.

And in being in joint agreement, the parties sign this instrument in 2 (two) copies of the same form and tenor before the witnesses undersigned and qualified at the end of the document.

São Paulo, December 15, 2009

[illegible stamp]	[signature]	[signature]
	TIM CELULAR S/A	Claudio Zezza Administrative, Finance and Control Director
Banco Santander (Brasil) S/A	[Stamp: Signatures and Powers]
GUARANTOR(S):

Void	Void

Void

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

This signature page is an integral part of the Amendment to Contract of Transfer of Resources Funded Abroad in Reais, signed by Banco Santander (Brasil) S/A and TIM CELULAR S/A on December 15, 2009.

The individual(s) qualified below appear in this act as witness(es), pursuant to the provisions of Article 1.647 of the [Brazilian] Civil Code.

Name: Void CPF [Taxpayer No.]: [blank] Marriage System: [blank]	Name: Void CPF [Taxpayer No.]: [blank] Marriage System: [blank]

Name: Void CPF [Taxpayer No.]: [blank] Marriage System: [blank]

Witnesses:

[signature]	[signature]
Name: Priscila Francelino Costa CPF [Taxpayer No.]: 198.622.418-02 RG [ID No.]: 26.641.021-2	Name: Roberta de Matheus CPF [Taxpayer No.]: [illegible] RG [ID No.]: 19.585.902-8

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

[handwritten: 3138611 / 1693091]

ADTOPADRAOR$230192809

Amendment to Contract of Transfer of Resources Funded Abroad in Reais No. 230192809

 The parties qualified below hereby resolve to amend the instrument identified in the preamble, under the following clauses and conditions:

International Monetary Transfer Contract in Reais No. 230192809	Branch Code / Borrower’s Checking Account No.: 2.263 / 130.003.017
I. BANK
Banco Santander  (Brasil) S/A, with offices located at Avenida Presidente Juscelino Kubitschek, 2041 e 2235 – Bloco A, Vila Olímpia, São Paulo, State of São Paulo. Registered under [Corp. Taxpayer] No. 90.400.888/0001-42.

II. BORROWER	Name of Company: TIM CELULAR S/A	CNPJ/MF [Tax No.] 04.206.050/0001-80
Address Av. Giovani Gronchi, 7143 – Vila Andrade	City/State São Paulo – SP
III. JOINT AND SEVERAL DEBTOR(S) GUARANTOR(S)	Name of Company/Individual Void	CNPJ/MF or CPF/MF [Taxpayer No.] [blank]
IV. CREDIT OPERATION SPECIFICATION	Principal: R$ 150,000,000.00	I.O.F. [Tax on Fin. Operations] R$ 0.00	TAC [Credit Opening Tax] % R$ Void
Issuing Date 08/31/2009	Term 668 days	Maturity Date 06/30/2011

1.     The following conditions shall apply to the interests accumulated until 06/30/2011:

(X) paid in full on 06/30/2011; ( ) incorporated to the Principal on ;

2.    Considering the terms of item 1 above, starting on 06/30/2011 the debt balance of the Instrument mentioned herein will be R$ 150,000,000.00,

3.    Starting on 06/30/2011, the following conditions marked below regarding table IV of the preamble are hereby re-contracted:

IV. RECONTRACTED CONDITIONS OF CREDIT OPERATION	Principal R$ 150,000,000.00 (as per item 2 above)	Term 540 days	Maturity Date 12/21/2012
Interests ( ) Fixed, equivalent to the Effective Interest Rate (X) Floating rate, equivalent to the Effective Interest Rate + 108.00% of the ID rate
Effective Rate 0.00% a year, equivalent to 0.00% a month, exponentially calculated “pro rata temporis” (capitalized), based on a year of 360 calendar days.
Payment Terms
(   ) Principal on the final maturity date and monthly interest
(X) Principal and interests on the date of final maturity date
(   )Principal and interests in equal, monthly installments in the amount of R$, with 1st installment due on
(   ) According to the attached flow.

Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

4.    All other clauses and conditions of the Contract that have not been changed by this amendment Instrument are hereby ratified and remain unaltered.

5.    This contract does not constitute novation of debt; and all remaining clauses, conditions, and guarantees of the amended Certificate/Contract are hereby ratified, and become an integral and in severable part thereof.

São Paulo, June 27, 2011

[signature] [stamp: Luca Luciani - President] ________________________________ TIM CELULAR S/A [signature] Marco Chiarucci – Financial Manager	[signature stamp] ________________________________ BANCO SANTANDER (BRASIL) S/A
JOINT AND SEVERAL DEBTOR(S)/GUARANTOR(S):	SPOUSAL AUTHORIZATION:
________________________________ Void CNPJ/MF or CPF/MF: [blank]	________________________________ Name: Void CPF [Taxpayer No.]: Marriage System: [blank]
________________________________ Void CNPJ/MF or CPF/MF: [blank]	________________________________ Name: Void CPF [Taxpayer No.]: Marriage System: [blank]
________________________________ Void CNPJ/MF or CPF/MF: [blank]	________________________________ Name: Void CPF [Taxpayer No.]: Marriage System: [blank]
________________________________ Void CNPJ/MF or CPF/MF: [blank]	________________________________ Name: Void CPF [Taxpayer No.]: Marriage System: [blank]

Witnesses:

[signature] ________________________________ Name: Rodrigo G. Galvão TIM – Finance & Treasury CPF [Taxpayer No.]:	[signature] ________________________________ Name: Yara Cerqueira Assunção Neves CPF [Taxpayer No.]: 129.751.518-88 RG [ID No.]: 20.595.368-2

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

[barcode]
[handwritten: Op 2073854 – Doc  874813 – Doc 875185]

CONTRACT OF TRANSFER OF RESOURCES FUNDED ABROAD IN REAIS No. 230192809

Banco Santander (Brasil) S/A Branch 2,263	Checking Account No. 130.003.017
BORROWER Tim Celular S/A	CNPJ/MF [Tax No.] 04.206.050/0001-80
Address Av. Giovani Gronchi, 7143 – Vila Andrade	City/State São Paulo – SP
GUARANTEES Void
AMOUNT OF TRANSFER R$ 184,813,000.00
FORM OF RELEASE In Installments: ( ) Date: Date of Release: 08/31/2009
FINANCIAL CHARGES

Monetary correction parameter according to DCI variation; Percentage: 120.00%

Fixed interest of 0.00% a year, equivalent to 0.00% a month, exponentially calculated, considering a year of 360 calendar days.

PAYMENT TERMS
Principal:
In Installments:
Charges:	(X) In one single installment, on 12/30/2009.
In Installments:	( ) Date: Amount: R$

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

TARIFFS • TAC – Tarifa de Abertura de Crédito [Credit Opening Tariff], payable as follows: R$, at the time of the execution of the Contract. Void.
I.O.F. – Imposto sobre Operações Financeiras [Tax on Financial Operations] R$ 0.00
TERM 121 days, counting from the date of the execution of this Contract, maturing on 12/30/2009.

Whereas at Banco Santander (Brasil) S/A, located at Rua Amador Bueno, 474 – Santo Amaro,  São Paulo – SP, registered at the National Registry of Corporation of the Brazilian Ministry of the Treasury (CNPJ/MF) under No. 90.400.888/0001-42, hereinafter referred to as the BANK, has funded resources abroad, called regional currency, to back operations of  transfer of funds to customers, pursuant to the terms of Resolution No. 2770 issued on August 30, 2000 (“Resolution 2770/00”).

By these presents, the BANK and the BORROWER, both named and qualified in the preamble above (“Preamble”) have jointly agreed to enter into this Contract of Transfer of Resources Funded Abroad in Reais (“Contract”), which will be governed under the following clauses and conditions:

I – OBJECT

1.    The BANK, herein, under the terms of this Contract, extends to the BORROWER a loan in cash in the amount listed in the Preamble, by means of transfer of resources funded abroad based on Resolution No. 2770 of the National Monetary Fund, by the contervalue in Brazilian currency (“Transfer”).

1.1. The BORROWER is responsible for all the information provided to the BANK regarding the Transfer under this Contact.

II – FORMALIZATION AND RELEASE OF THE TRANSFER

2.    The release of the funds resulting from the Transfer will be done on the date, under the conditions, and in the amount indicated in the Preamble, in Brazilian currency.

3. The BANK shall place the funds at the BORROWER’s disposal, under the conditions set forth in the Preamble, in their checking account at the BANK, which information is listed in the Preamble or, in the absence of an account at the BANK, in another checking account  held by the BORROWER in a financial institution to be specified by the BORROWER.

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

4.    Whereas the current Brazilian Payment System (“SYSTEM”) allows for different forms of release of the Transfer funds through electronic systems, the BANK is expressly exempt, including from liability with third parties, of any and all responsibilities resulting directly or indirectly from the following events, for example: (i) interruptions in the telecommunications system as a result of failures and / or interventions by any state entity, telecommunication service provider, or services provided by third-parties (“Network”); and (ii) availability failures of the SYSTEM, in the access itself, or in the Network itself as a result of acts of God or force majeure, which can also interfere in the release or payment of the Transfer funds made through the SYSTEM, even though the aforementioned events result in financial losses for the BORROWER.

III – PAYMENTS AND CHARGES

5.    All financial charges owed by the BORROWER will be calculated from the date the funds are available until the date of the respective maturity dates stipulated in the Preamble, in addition to the financial charges owed, also described in the Preamble, which are: (i) monetary correction parameter according to CDI [ID] variation rate.

5.1.     The calculation of the financial charges owed will be done by applying the “monetary correction parameter of the daily variation of the ID rate” defined in the Preamble over the value of the principal financed, and this parameter will be calculated according to the accumulated variation of the percentage highlighted as the daily reference for the average rate of the Interbank Deposits, referred to as Overnight DI Rate “Extra Group,” expressed in percentage, calculated and published daily by CETIP – Central de Custódia e de Liquidação de Títulos [Clearing House for the Custody and Financial Settlement of Securities], hereinafter referred to as “ID Rate”. The ID Rate will be calculated exponentially and cumulatively “pro rata temporis” for each day.

5.1.1.  In case ID Rate has not been posted until the date of the effective payment of the charges, thus making impossible to calculate the final amount owed, a temporary calculation will be made on the date of payment using the ID Rate posted on the day before as substitute parameter, and the payment will be made under a temporary amount.

5.1.2. On the posting date of the final ID Rates, if not published until the effective payment date of the debt balance, a new calculation will be made using the final rates. Once the eventual difference between the temporary and the final rates is calculated, the ID earning as described in the preamble of this clause, will accrue on such difference, counting from the date of the temporary payment (included) until the date of the posting of the final ID Rates (excluded). In this case, the payment of the calculated difference, duly added of the ID Tax earning, must be made by the BORROWER or by the BANK, depending on the case, on the date the final rates are published.

5.1.3. In the event of extinction, suppression, or inapplicability of the ID Rate, we will use any rate or index that replaces the ID Rate, pursuant to current legislation.

5.2. According to Clause 5.1. above, fixed interests calculated exponentially based on a 360-day calendar year, may accrue on the amount of the principal financed, duly updated according to the “monetary correction parameter of the daily variation of the ID rate,” calculated from the date of the availability of the funds to the BORROWER.

3
Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

6.    All amounts owed by the BORROWER will be paid by debit to the BORROWER’s checking account at the BANK which information is listed in the Preamble or by paying the payment notices sent by the BANK, or by using other payment order mechanisms and instruments available in the market, and the fulfillment of the obligations resulting from the terms of this Contract will be subject to the effective receipt in full of the funds by the BANK. In the event of default, the late charges set forth in this Contract will apply, including over any payment notices that the BANK may have send – also from the day following the due date of said obligations.

6.1.  To the exception of payments made through payment vouchers, eventual payments made by the BORROWER with its own check, credit documents, or any other document cleared by the Centralizadora da Compensação de Chequas e outros Papéis, will only be deemed as official liquidated and / or received, when they are converted into immediately available funds and, as a result, will incur charges for the use of credit during such period.

7.    In case the BORROWER decides for debit in its account held at the BANK, which information is listed in the Preamble;

(i)  the BORROWER must maintain in such account enough, immediately available funds  for such debit o occur;

(ii) the BORROWER hereby irrevocably and irreversibly authorizes the BANK to debit the respective amounts from its checking account, including cash deposit of the amount owed pertinent to this Contract; and

(iii) regarding the amount or installment of the amount to be debited, for which there are no funds available in the BORROWER’s account, the late charges set forth in this Contract will incur on such amount / installment from the maturity date of the obligation owed by the BORROWER.

8.    The payment of the amounts owed by the BORROWER will be made as follows:

(i)       in installments, on the dates listed on the Preamble; or

(ii)        in one single installment, on the date listed in the Preamble.

9.    The parties herein agree that, in the event that any due date set forth in this CONTRACT coincide with a non-business day in São Paulo, such due date shall be anticipated to the previous business day.

10. If, until the effective date that the funds will be available there are any legal or normative changes that may, directly or indirectly alter any of the conditions set forth herein, such change shall be incorporated in the Contract, regardless of any formal act, and the BANK is hereby exempt from any responsibility resulting from that fact.

IV – TARIFFS AND RATES

11. The rates stipulated in the Preamble of the Contract are the sole responsibility of the BORROWER, who is obligated to pay them on the due dates mentioned in the Preamble.

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

V - GUARANTEES

12.  The guarantees will be formalized by virtue of specific document(s) to be established by the BANK, which will become an integral and in severable part of this Contract, as set forth in the Preamble.

13.  In the event of a default on the part of the BORROWER, the effective guarantees submitted will be demanded immediately, regardless of notice, summons, citation or any other judicial or extrajudicial formality.

14.  The obligations regarding guarantees submitted under this Contract, even after said Contract is rescinded or terminated, shall remain valid and obligatory within the originally stipulated conditions, until the effective payment.

VI. DEFAULT

15.  The BORROWER shall incur in late fees, regardless of notice or notification of any kind, for the purpose of the provisions of Article 397 of the [Brazilian] Civil Code, if it does not fulfill any of the obligations derived from this Contract and, in such event, it will be automatically obligated to pay the amount owed, in addition to the following: (i) late interest on the totality of the past due amounts, for each day of non-payment, calculated at a rate of 12% (twelve percent) a year, capitalized annually; (ii) default interest for each day of non-payment, calculated at the same rates practiced by the BANK in its active revolving credit operations; and (iii) contractual fine at 2% (two percent) of the amount owed.

15.1.  The surcharges described under items (i) and (ii) of the main section of this clause will be calculated and will be applicable from the due date of the obligation until the effective date that the payment is made to the BANK.

16.  In the event the BANK has to go to Court in order to recover any amounts owed as a result of this Contract, the BORROWER will also be obligated to pay court costs and attorney’s fees, established by the Court.

VII – EARLY MATURITY

17.   The BANK will have the right to consider the early maturity of this Contract, and immediately terminate the BANK’s obligation to transfer any installment yet to be disbursed, and demand from the BORROWER, regardless of any notice, the full payment in one lump sum, of the debt balance resulting from this Contract, including demand of guarantees, under the hypotheses provided for under the law; and also:

(a)	if the BORROWER is late to fulfill any of its obligations under this Contract;

(b)	if the BORROWER infringes or fails to fulfill, in part or in full, any clause or condition under this Contract;

(c)
if the BORROWER is liable or co-liable for any protested bonds, or under foreclosure or seizure of assets, without providing the pertinent requested information to the BANK within the time stipulated by the BANK, or having submitted such explanation, it is deemed unsatisfactory by the BANK.;

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Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

(d)      if, in case the guarantees of loss or depreciation of guarantees, the BORROWER does not reinforce such guarantees within the time stipulated by the BANK;

(e)     if the BORROWER is direct or indirect the majority shareholder of his company and such shareholdings are transferred to a third-party without the BANK’s previous and formal manifestation regarding a decision on whether to maintain this Contract active after such transfer;

(f)     if the BORROWER’s rights and obligations established under this Contract and other documents resulting of this instrument are transferred to third-parties without the previous, express consent of the BANK;

(g)     if the BORROWER defaults its obligations and / or does not pay at the respective maturity date debt of its responsibility resulting from other contracts, loans, or discounts entered into with the BANK and/or any other entities of the BANKG Group, including abroad, and / or if the respective documents are rescinded, by fault of the BORROWER; or

(h)     if the BORROWER and / or any company’s part of the BORROWER’s economic group, including abroad, become insolvent, proposes a judicial or extrajudicial composition of debt, or files for bankruptcy.

17.1. In any of the foregoing hypotheses, the BANK will have the right to demand from the BORROWER all the credits detained against any one of these.

VIII – TERM OF THE CONTRACT

18. This Contract is valid from the date of its execution and shall be valid until the maturity date stipulated in the Preamble.

18.1. The BORROWER will only be able to early liquidate or pay the amounts owed according to definition of the liquidation or amortization conditions, and such must be previously agreed upon by both the BANK and the BORROWER.

IX - EXPENSES

19.   The BORROWER will be responsible for any expenses related to the registration, recording, and other expenses derived from the formalization of this Contract before the competent government agencies, and also all judicial and extrajudicial expenses that the BANK may incur in order to collect its credit.

19.1. All expenses shall be paid by the BORROWER within 30 (thirty) days after the issuance, by the BANK, of the pertinent notice of debit, under penalty of early maturity of the totality of the debit.

20.   The BORROWER will also be responsible for any existing annual taxes, or any such taxes that will become due in the future, such taxes being: federal, state or local taxes, directly or indirectly related to this Contract, and taxes on Credit, Exchange, and Insurance Operations, or related to Securities – IOF – will be calculated according to current legislation.

6
Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

X – EARLY PAYMENT

21.  In the event that the BORROWER request the early payment, of total or part of the present debt, it shall pay the amount equivalent to the principal to be amortized, in addition to interest owed until the final maturity of the Contract, minus the percentage equivalent to the projected market rate for the remainder of the contract term at the time of the [early] payment.

XI – FINAL PROVISIONS

22.  The BORROWER hereby acknowledges as proof of debit or credit deriving from this Contract any financial statements, debit notes, or payment vouchers issued by the BANK. These financial statements, debit notes, or payment vouchers will be sent to the BORROWER by postal service, fax, or e-mail, at the discretion of the BANK, and if they are not contested within a maximum of 15 days from their issuing date, they will be deemed accepted, good, clear and legal, enough and sufficient, and valid as rendering of accounts, operated and formalized between the BANK and the BORROWER, for all legal purposes, and the BANK’s  credit liquidity is hereby expressly and fully confirmed.

23.  In the event of bankruptcy, judicial or extrajudicial recovery, or insolvency of the BORROWER, and in case of non-payment of all or part of the amount owed, the BANK can compensate the amount of the debt and its increases with any amount that the BORROWER have deposited, pledged or delivered to the BANK, at any account, or with any amount that the BORROWER may be the creditor of, or may retain in guarantee of this Contract, in the event of late payment by the BORROWER, any amounts, securities, values and other assets that the BANK may have in its possession that belong to the BORROWER, including object of custody.

24.  The BANK may assign or transfer the rights resulting from this Contract to institutions authorized to purchase them, and may also give this Contract in guarantee of refinancing operations or other operations legally allowed. The BORROWER may assign or transfer the rights resulting from this Contract with prior written authorization of the BANK.  Said written pre-approval will not be unjustly denied by the BANK.

25.  Non-use by the BANK of any rights or faculties it is granted under the law or under this Contract does not imply waiver of such rights, but a mere tolerance or reservation on the part of the BANK to have them prevail at any other time or opportunity.

26.  The BORROWER is obligated to keep the BANK informed of any changes in address, telephone, and other information pertaining to its location. In case the BORROWER does not provide updated information, any correspondence sent by the BANK to the address recorded in its files will be, for intents and purposes, deemed as received.

27.  The BORROWER and / or the GUARANTORS, hereby authorize the BANK to consult and include information pertinent to active, passive, and financial operations, as well as guarantees under its responsibility, recorded in the credit information system and in the records of the Central Bank of Brazil.

28.  The parties herein establish that the information provided by the BORROWER may be disseminated to the companies of the BANK’s economic conglomerate.

7
Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]

[logo:] SANTANDER

29.  This Contract represents the sole and complete formalization of the operation contemplated herein and shall obligate and bind the parties and their successors.

XII – SOCIAL AND ENVIRONMENTAL POLICY

30.  The BORROWER hereby declares that the funds resulting from this Contract will not be used for any purpose and / or projects that may cause social damage and that do not strictly meet the legal and regulatory standards that govern the National Environmental Policy.

XIII – JURISDICTION

31.  The parties herein elect the Court of the County of the Capital of the State of São Paulo to resolve any issues arising from the terms of this Contract, renouncing any other court regardless of how privileged it may be. However, the BANK reserves the right to choose the Court of the BORROWER’s domicile.

And in being in joint agreement, the parties herein sing this Contract in 2 (two) copies of the same form and tenor, and for one single legal effect, in the presence of the witnesses below.

São Paulo, August 31, 2009

[signature stamp] ________________________________ Banco Santander (Brasil) S/A	[signature] Luca Luciani - President ________________________________ Tim Celular S/A

Witnesses:

[signature] ________________________________ Name: [illegible] Ferreira da Silva CPF [Taxpayer No.]: [illegible] RG [ID No.]: [illegible]	[signature] ________________________________ Name: Priscila Francelino Costa CPF [Taxpayer No.]: 198.622.418-02 RG [ID No.]: 26.641.021-2

TIM CELULAR S/A
[signature]
Marco Chiarucci
 Financial Manager
[initials] [stamp:] TIM Legal; Department8

Santander Customer Service: Central Phone Line: 4004-3535 (State Capitals and metropolitan regions), and
0800-702-3535 (other locations) – SAC 0800-762-7777 – Ombudsperson: 0800-726-0322
[initials] [initialed stamp of TIM’s Legal Department]